Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 8, 2007, relating to the financial statements and financial highlights of NGP Capital Resources Company, which appear in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, TX

October 12, 2007